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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Genzyme Corporation on Form S-3 (Nos. 33-61853, 333-31548 and 333-87449) and Form S-8 (Nos. 33-8881, 33-15616, 33-26329, 33-29918, 33-35067, 33-37236,
33-41933, 33-55656, 33-68188, 33-58359, 33-60437, 333-10003, 333-33249,
333-83677, 33-30007, 33-68208, 33-58351, 333-33265, 333-10005, 333-33251,
333-83669, 33-22464, 33-29440, 33-51416, 333-51872, 333-51906, 333-52202,
333-55126, 33-68186, 33-58353, 33-58355, 33-60435, 333-33291, 333-64095,
33-21241, 333-42371, 333-64103, 333-81275, 333-87967, 333-81277, 333-83673 and
333-83681) of our report dated February 22, 2000, with respect to the consolidated financial statements of GelTex Pharmaceuticals, Inc. included in the amendment on Form 8-K/A to the Current Report on Form 8-K of Genzyme Corporation dated December 14, 2000.


                                        /s/ Ernst & Young LLP


Boston, Massachusetts
February 23, 2001